Exhibit 99.1

For Further Information:

Quality Systems, Inc.	CCG Investor Relations
18191 Von Karman Avenue, Suite 450	10960 Wilshire Blvd., Suite 2050
Irvine, CA 92612	Los Angeles, CA 90024
Phone: (949) 255-2600	Phone: (310) 477-9800
www.qsii.com	www.ccgir.com
CONTACT:	Louis Silverman,	CONTACT:	Sean Collins,
President and CEO	Senior Partner

FOR IMMEDIATE RELEASE:

QUALITY SYSTEMS REPORTS PRELIMINARY THIRD QUARTER RESULTS

IRVINE, Calif.--(BUSINESS WIRE) — February 5, 2007--Quality Systems, Inc. (NASDAQ: QSII - news ) today announced preliminary results of operations for its fiscal 2007 third quarter ended December 31, 2006. The Company expects to report net revenues of $38.5 million for the third quarter, an increase of 44% from the $26.8 million generated during the same quarter last year. Net income for the quarter is expected to be $8.7 million, an increase of 81% over net income of $4.8 million earned in the comparable quarter of the prior year. Fully diluted earnings per share are expected to be $0.32 for the quarter, an increase of 78% over the fully diluted $0.18 per share earnings recorded in the same quarter last year. Expected third quarter 2007 net earnings and diluted earnings per share reflect the impact of adopting Statement of Financial Accounting Standards No. 123R (SFAS 123R), Share-Based Payment, which requires the expensing of stock options. Adoption of SFAS 123R reduced expected third quarter 2007 net earnings and diluted earnings per share by $587,000 and $0.02, respectively.

The third quarter 2007 tax provision includes an expected benefit of approximately $369,000 or $0.01 per diluted share as a result of the re-enactment of the research and development tax credit statute which occurred during the third quarter of fiscal year 2007.

For the quarter, the Company’s NextGen Healthcare Information Systems division expects to report revenue of $34.2 million, up 50% over the same quarter prior year and operating income of $13.4 million, up 70% over the same quarter of the prior year.

The Company received written notification from the Securities and Exchange Commission (the “Commission”) stating that the Commission has initiated an investigation of trading activity in the Company’s securities.

While making clear that the investigation does not mean the Commission has concluded there has been a violation of law, the Commission seeks Company documents and records concerning the Company’s Chief Financial Officer. The Company intends to cooperate fully with the Commission’s investigation. The independent registered public accountants’ review of the unaudited interim financial statements for the period ended December 31, 2006 to be filed on Form 10-Q is not yet complete as the auditors’ received notification of this investigation on February 1, 2007.

Quality Systems, Inc. will hold a conference call to discuss preliminary third quarter financial results on Monday, February 5, 2007 at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time:

(877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Monday, February 5, 2007 at 5:30 p.m. EST, through Monday, February 12, 2007 at midnight EST. To access the replay dial (800) 642-1687 and enter conference ID number 7990986.

A transcript of the conference call will be made available on the QSII Web site (www.qsii.com).

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity applications for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems’ periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, Reports on Form 10-K and 10-Q.

A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED

	DECEMBER 31, 2006	DECEMBER 31, 2005	DECEMBER 31, 2006	DECEMBER 31, 2005

Revenues:
Software, hardware and supplies	$ 16,088	$ 10,835	$ 47,854	$ 37,469
Implementation and training services	2,885	2,615	8,687	8,136

System sales	18,973	13,450	56,541	45,605

Maintenance	11,069	7,733	30,107	22,403
Electronic data interchange services (EDI)	4,290	3,310	12,333	9,586
Other services	4,164	2,259	13,048	6,128

Maintenance, EDI and other services	19,523	13,302	55,488	38,117

Total revenue	38,496	26,752	112,029	83,722

Cost of revenue:
Software, hardware and supplies	1,798	1,659	5,210	6,023
Implementation and training services	2,169	1,975	6,285	5,741

Total cost of system sales	3,967	3,634	11,495	11,764

Maintenance	3,058	2,024	8,987	6,517
Electronic data interchange services	3,144	2,216	8,850	6,403
Other services	2,528	1,529	6,655	4,081

Total cost of maintenance and other services	8,730	5,769	24,492	17,001

Total cost of revenue	12,697	9,403	35,987	28,765

Gross profit	25,799	17,349	76,042	54,957

Operating expenses:
Selling, general and administrative	10,593	8,016	30,787	24,968
Research and development costs	2,601	2,208	7,510	5,926

Total operating expenses	13,194	10,224	38,297	30,894

Income from operations	12,605	7,125	37,745	24,063

Interest income	935	594	2,421	1,395

Income before provision for income taxes	13,540	7,719	40,166	25,458
Provision for income taxes	4,819	2,904	15,439	9,774

Net income	$ 8,721	$ 4,815	$ 24,727	$ 15,684

Net income per share:
Basic	$ 0.32	$ 0.18	$ 0.92	$ 0.60

Diluted	$ 0.32	$ 0.18	$ 0.90	$ 0.58

Weighted average shares outstanding:
Basic	26,966	26,490	26,828	26,338

Diluted	27,507	27,372	27,441	27,248

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	DECEMBER 31, 2006	MARCH 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$ 80,410	$ 57,225
Accounts receivable, net	59,015	44,665
Inventories, net Income tax receivable	1,311 1,732	561 1,195
Net current deferred tax assets	1,341	1,824
Other current assets	3,559	2,912

Total current assets	147,368	108,382

Equipment and improvements, net	4,827	3,739
Capitalized software development costs, net	6,323	5,171
Net deferred tax assets	542	1,157
Goodwill	1,840	1,840
Other	2,399	1,958

Total assets	$ 163,299	$ 122,247

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 3,274	$ 2,934
Deferred revenue	39,870	34,422
Accrued compensation and related benefits	4,874	5,490
Other current liabilities	6,827	3,812

Total current liabilities	54,845	46,658

Deferred revenue, net of current	676	1,494
Deferred compensation	2,131	1,686

Total liabilities	57,652	49,838

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; authorized 50,000 shares; issued and outstanding 26,974 and 26,711 shares at December 31, 2006 and March 31, 2006, respectively	270	267
Additional paid-in capital	61,499	53,675
Retained earnings	43,878	19,151
Deferred compensation	—	(684)

Total shareholders’ equity	105,647	72,409

Total liabilities and shareholders’ equity	$ 163,299	$ 122,247